UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 12, 2022

(Date of earliest event reported)

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	001-35349	45-3779385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2331 CityWest Boulevard

Houston, Texas 77042

(Address of principal executive offices and zip code)

(281) 293-6600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.01 par value	PSX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Greg C. Garland, Chairman of the Board and Chief Executive Officer of Phillips 66 (the “Company”) announced today that he intends to retire from his position as Chief Executive Officer of the Company effective July 1, 2022. Mr. Garland has served in this capacity since the Company became an independent company in May 2012. Mr. Garland will continue to serve as Executive Chairman of the Board with an expected retirement date from that position in 2024.

Upon assuming the role of Executive Chairman of the Board, Mr. Garland’s base salary will be reduced to $1,000,000 from $1,675,008. The target opportunity for Mr. Garland in the Company’s variable cash incentive program (“VCIP”) will remain at 160% of his base salary. His actual VCIP payout, if any, will be based on performance relative to the performance goals established under the VCIP. Mr. Garland’s 2022 long-term incentive target was reduced to $10,000,000 in the form of 25% restricted stock units (“RSUs”), 25% stock options, and 50% under the 2022-2024 performance share program (“PSP”).

(c)    The Board of Directors of the Company has appointed Mark E. Lashier to become President and Chief Executive Officer effective July 1, 2022. Mr. Lashier, age 60, currently serves as the President and Chief Operating Officer of the Company, a position he has held since April 2021. Prior to joining the Company, Mr. Lashier served as President and CEO of Chevron Phillips Chemical Company LLC from 2017 to 2021.

In his role as President and Chief Executive Officer, Mr. Lashier’s annual base salary will be increased to $1,500,000. The target opportunity for Mr. Lashier in the Company’s VCIP will equal 150% of his base salary. His actual VCIP payout, if any, will be based on performance relative to the performance goals established under the VCIP. Mr. Lashier’s 2022 long-term incentive target is $6,503,750 in the form of 25% RSUs, 25% stock options, and 50% under the 2022-2024 PSP. In connection with this announcement, Mr. Lashier will receive a supplemental long-term incentive grant with a grant date fair value of approximately $462,500 in the form of RSUs and $462,500 in the form of stock options.

There are no other arrangements or understandings between Mr. Lashier and any other persons pursuant to which Mr. Lashier was appointed the Company’s President and Chief Executive Officer. There are also no family relationships between Mr. Lashier and any director or executive officer of the Company. Mr. Lashier has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On April 12, 2022, the Company issued a news release announcing Mr. Garland’s retirement from his position as Chief Executive Officer and the appointment of Mr. Lashier as President and Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are furnished with this report:

Exhibit No.	Description

99.1	News release issued by the Company on April 12, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips 66

Dated: April 12, 2022	By:	/s/ Vanessa Allen Sutherland
Vanessa Allen Sutherland
Executive Vice President

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